UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2020

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 11, 2020, the stockholders of MagnaChip Semiconductor Corporation (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), approved the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (the “Plan”). The Company’s executive officers are eligible to participate in the Plan.

The Plan authorizes the Compensation Committee of the Board to provide for cash awards and equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, the Company’s common stock. The purpose of these awards is to provide incentives and rewards for service and/or performance to the Company’s non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants to the Company and its subsidiaries. Subject to adjustment as described in the Plan and subject to the Plan’s share counting rules, a total of 1,309,000 shares of the Company’s common stock are available for awards granted under the Plan, plus the total number of shares of the Company’s common stock remaining available for awards as of the effective date of the Plan under the MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan, as amended or amended and restated (the “2011 Plan”), plus shares of the Company’s common stock subject to any forfeitures (or similar events) that occur under the 2011 Plan, the MagnaChip Semiconductor LLC 2009 Common Unit Plan or the Plan after the effective date of the Plan.

The Board generally will be able to amend the Plan, subject to stockholder approval in certain circumstances as described in the Plan.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference as Exhibit 10.1 of this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting of Stockholders on June 11, 2020. As of the close of business on the record date of April 15, 2020, there were 35,054,682 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of the Company’s common stock present at the meeting, in person or by proxy, was 28,740,805, or 82% of the outstanding shares entitled to vote.

At the meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the final voting results indicated below:

Proposal 1 – Election of Directors. The Company’s stockholders elected the following six directors to serve until the 2021 Annual Meetings of Stockholders and until their respective successors are elected and qualified.

	For	Withheld	Broker Non- Votes
Melvin L. Keating	24,126,715	410,613	4,203,477
Young-Joon (YJ) Kim	24,389,538	147,790	4,203,477
Ilbok Lee	22,601,799	1,935,529	4,203,477
Camillo Martino	24,212,713	324,615	4,203,477
Gary Tanner	24,336,901	200,427	4,203,477
Nader Tavakoli	24,286,857	250,471	4,203,477

Proposal 2 – Advisory Vote on the Compensation of the Named Executive Officers. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2020 proxy materials.

For	Against	Abstained	Broker Non-Votes
24,293,215	198,251	45,862	4,203,477

Proposal 3 – Ratification of the Appointment of Samil PricewaterhouseCoopers. The Company’s stockholders ratified the appointment of Samil PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstained
28,641,869	50,481	48,455

There were no broker non-votes with respect to Proposal 3.

Proposal 4 – Approval of the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan. The Company’s stockholders approved the MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan as disclosed in the Company’s 2020 proxy materials.

For	Against	Abstained	Broker Non-Votes
22,529,610	1,964,366	43,352	4,203,477

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	MagnaChip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: June 17, 2020	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary